                                                                   Exhibit 10.14

      THIS CONSOLIDATED AND AMENDED LEASE AGREEMENT made in triplicate as of the 23rd day of December, 1997, but effective as of the 1st day of September, 1996, by and between ANR COAL COMPANY, LLC a Delaware limited liability company, P.O. Box 1871, Roanoke, Virginia 24008, hereinafter called "Lessor" and LESLIE RESOURCES, INC., a Kentucky corporation, 1021 Tori Drive, Hazard, Kentucky 41701, hereinafter called "Lessee."

      WHEREAS, Lessee or Lessee's affiliate companies, Pro-Land, Inc., d/b/a Kem Coal Company and Mountain Clay, Incorporated, leases from Lessor (successor in interest to Enterprise Coal Company through merger) certain coal and coal mining rights more particularly set forth in the following agreements (hereinafter collectively called the "Prior Leases"):

      1. Lease Agreement dated December 14, 1994, known as lease number K-K-23;

      2. Partial Assignment and Consent Agreement dated November l, 1993, known as lease number K-L-19;

      3. Lease Agreement dated January 1, 1986, known as lease number K-M-5;

      4. Partial Assignment and Consent Agreement dated December 31, 1990, known as lease number K-K-21;

      5. Lease Agreement dated October 31, 1994, known as lease number K-L-20;
and

      6. Lease Agreement dated February 1, 1984, known as lease number K-L-13;
and

      WHEREAS, Lessor and Lessee are desirous of consolidating the Prior Leases subject to the terms and conditions set forth herein.

                              W I T N E S S E T H:

      That for and in consideration of Ten and no/100 ($10.00) Dollars, cash in hand paid by Lessee to Lessor, the receipt of which is hereby acknowledged, and in further consideration of the rents and royalties to be paid by Lessee to Lessor as hereinafter stipulated, and of the mutual agreements, provisions, stipulations and covenants hereinafter set out, Lessor does hereby let, lease and demise unto Lessee for the purpose of mining all of the coal contained in those seams of coal underlying the tracts or parcels of land specified in Exhibits 1-6 (hereinafter the "leased premises") which are incorporated by reference. Such coal shall be mined by the surface mining method(s) identified on said Exhibits, it being expressly understood that Lessee shall not mine by the auger mining method on any of the leased premises, except as specifically set forth on the Exhibits hereto, without first obtaining the written consent of Lessor, it being recognized by the parties hereto that Lessor shall be under no obligation to give such consent.

      The terms and covenants and conditions of this Lease are as follows:

                                       I.

      Where Lessor has the right, and only so far as it has the right so to do, under its deed or deeds and title papers to said lands and interest in said lands, Lessor does hereby further grant unto Lessee as appurtenant to the demise aforesaid, and during the continuance of this Lease, subject, however, to the exceptions and reservations hereinafter referred to, all the mining rights, easements and privileges which are owned by Lessor and are set out and defined in the deed or deeds and title papers under which Lessor holds title to the said coal. Provided, that where Lessor owns under a mineral deed any of the coal embraced and included in this Lease, it grants unto Lessee only such mining rights and privileges therein as it owns, and only insofar as it has the right to grant, and said Lessor does grant unto Lessee the right to enter in and upon the said lands and erect all such buildings, houses, machinery, plants, and other structures, roadways, tramroads, air shafts, power

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lines, substations, drains, drainways and operate the same therein or thereunder as may be necessary or convenient for the mining, excavating and removal of said coal to market. Lessee is also granted the right and privilege of dumping refuse, slate and draining water from said lands when necessary or convenient for the mining and removal of said coal, but such right and privilege shall be exercised in strict compliance with all state and federal environmental regulations. Lessor excepts and reserves from this Lease all coal, mineral, oil and gas and mineral substances or combinations thereof, other than the coal herein leased, together with the exclusive right to mine, bore for, produce, store, manufacture and market such excepted oil, gas, other coal, mineral and mineral substances; and, also excepts and reserves the right to build, maintain, operate and use under, over, across and through the leasehold such roads, ways, tramroads, railroads, sidings, and other transportation facilities, and power and telephone lines, water and pipelines, to transport from any source wherever located, coal, by-products of coal, water, timber, oil and gas, and other minerals and substances for any and all purposes. Provided, however, that Lessee shall have and is hereby granted the right to take and use such water, stone, clay, sand, gravel and slate on said lands as may be reasonably required in connection with its operations hereunder. Lessor further excepts and reserves all timber lying and being upon said leased premises on each and every tract upon which Lessor owns the surface or fee, of whatever species. Lessee shall notify Lessor at least ninety (90) days in advance prior to the time it intends to mine an area where Lessor owns the surface or fee so that Lessor can cut and remove the timber from such surface if it desires to do so. Lessee shall not be liable for damage to any timber not removed within the ninety (90) day notice period. However, where Lessor owns the mineral and mining rights only, Lessee is granted such timber rights on such mineral tracts as Lessor has the lawful right to grant. Provided, however, that the rights above reserved and excepted shall be exercised with due regard for the requirements,

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convenience and safety of the operations of Lessee hereunder, and interference with said operations shall be avoided whenever practicable. Lessor does not warrant the quantity or quality of coal covered hereby.

      Lessee shall ascertain what mining rights and privileges Lessor owns and shall thoroughly familiarize itself with the boundary lines of the leasehold before the removal of any coal therefrom. If, in order to mine and remove said coal by the mining methods herein provided for, Lessee shall need any rights, easements and privileges in addition to those owned by Lessor, including, without limitation, surface disturbance rights, Lessee shall be responsible for obtaining the same at its own expense. Lessee covenants and agrees that it will make a good faith effort to obtain any such surface disturbance rights; however, Lessor agrees that in the event Lessee is unsuccessful in obtaining the necessary rights, Lessee shall not be required to mine the coal contained in such areas.

                                       II.

      Lessee covenants to commence mining said mineable and merchantable coal immediately and to continue mining the same with due diligence and without interruptions of any nature during the term of this Lease except when prevented by circumstances beyond Lessee's control. The term "mineable and merchantable coal" as used in this Lease, means such coal as can, at the time the same is reached in the mining operations, be mined at a profit by the use of machinery and methods which at the time are modern and efficient. Lessee covenants to work and mine the said coal in an efficient, workmanlike and proper manner, according to approved and suitable modern mining methods and to use and follow customary modern engineering practices, and such as shall be approved by the engineer of Lessor, and Lessee shall conduct its operations in such a way as to make the greatest recovery of coal practicable; provided, however, the mining operations of Lessee shall be planned, developed and carried on in such manner that the mining of said coal shall not

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damage, injure or render unmineable any other mineable seams of coal on the leasehold. Lessee shall comply in every respect with the laws now existing, or that may hereafter be passed by the Commonwealth of Kentucky or the United States regulating the proper working of mines and the removal of coal by the mining methods herein provided for, including, but not limited to, the obtaining of all required permits, the furnishing of bonds and the restoration of the surface of the leasehold, and Lessor reserves unto itself the benefits of all such laws.

                                      III.

      The term of this Lease shall be from the date hereof and shall continue through December 31, 2001, or until all of the coal hereby leased shall have been mined and removed, whichever shall first occur, unless sooner cancelled or forfeited pursuant to the terms and conditions hereinafter set out. Provided, however, if Lessee has met all of the terms and conditions of this Lease Agreement during the initial term, it shall have the right to extend the term of this Lease Agreement for two additional periods of five (5) years each or until all of the coal hereby leased shall have been mined and removed, whichever shall first occur, by giving Lessor notice in writing of its intention to do so ninety
(90) days prior to the end of the initial term or the first extended term, as the case may be.

      During the initial or extended term(s) of this lease Lessee shall have the right to surrender one or more of the six (6) areas identified in Exhibit 1-6 hereto upon exhaustion of all of the coal in such area(s). Lessee shall give Lessor written notice at least thirty (30) days prior to the surrender date and shall provide Lessor with reasonable documentation supporting the exhaustion of coal within the area(s) to be surrendered.

      For purposes of this grammatical paragraph only, the term "Lessor" shall mean and include ANR Coal Company, LLC and any person or entity, directly or indirectly, owning or controlling ANR Coal Company, LLC or owned or controlled by ANR Coal Company, LLC or under common ownership or control with ANR Coal Company, LLC. For purposes of this grammatical paragraph

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only, the term "Lessee" shall mean and include Leslie Resources, Inc. and any person or entity, directly or indirectly, owning or controlling Leslie Resources, Inc. or owned or controlled by Leslie Resources, Inc. or under common ownership or control with Leslie Resources, Inc. Should Lessee, at any time during the term of this Lease, fail to comply with any federal or state laws or regulations governing surface mining, including but not limited to the failure of Lessee to promptly and fully abate any circumstance giving rise to a notice of violation or similar enforcement action or to timely and fully pay any fines or penalties levied against Lessee as a result of any such violations or enforcement actions, and if, as a result of such failure on the part of Lessee, Lessor's ability to obtain or maintain any licenses, permits or authorizations from any federal, state, local or other governmental or administrative authority is blocked, terminated, or otherwise threatened as a result of Lessor being linked with Lessee in any applicant violator system maintained by any state or federal agency pursuant to the Surface Mining Control and Reclamation Act of 1977 and related state laws and regulations, as such may exist today or be hereafter enacted or amended, then and in that event Lessor, at its option, may give written notice of such fact to Lessee. Lessee shall have three business days from and after receipt of such notice within which to commence all actions that may be required in order to prevent Lessor's ability to obtain or maintain any such licenses, permits or authorizations from continuing to be blocked, terminated, or otherwise threatened. Should Lessee fail to commence such action or if the actions of Lessee should not eliminate or stay the permit block within the allowed time of three business days, Lessor shall have the right to terminate this Lease.

                                       IV.

      Lessee covenants and agrees to pay Lessor as royalty for each and every ton of two thousand (2,000) pounds of coal mined and removed from the leased premises the greater of the percentage of the gross sales price or the minimum rate per ton as specified on the applicable

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Exhibit attached hereto covering the portion of the leased premises from which said coal was mined and removed.

      The term "gross sales price" as used herein means the sale price to the ultimate consumer F.O.B. at the shipping point after final preparation and loading and without any deduction of commission or selling expenses. However, coal sold for export, transshipment by lake or to independent retail coal yards, or under comparable conditions, if in arm's length transactions, shall be considered as sold to the ultimate consumer. In the event that Lessee shall blend the coals mined hereunder with coals of an inferior quality, then it is agreed and understood that the "gross sales price" shall mean that price which the coals mined hereunder would have produced in an arm's length transaction with an independent third party buyer.

      In case of any coal not sold at arm's length or consumed on or off the leased premises without sale by Lessee or stored by Lessee on or off the leased premises, sale price for the purpose of computing the percentage royalty shall be the fair market value of such coal F.O.B. at the shipping point at the time of shipment from the leased premises, or if stored or used on the leased premises at the time of placement in storage or of use.

      The basic tonnage royalty or percentage royalty, whichever is greater, shall be calculated at the end of each month based upon the current gross sales price per ton and paid to Lessor not later than the 20th day of the month following the month in which the coal was mined and removed, and payment shall be accompanied by a report, on forms approved by Lessor, showing the quantity of coal by seam mined from the leased premises and the sale price thereof, during the preceding calendar month, using the weights at the tipple or loading point furnished by the railroad company over whose railroad the coal is shipped, for all coal shipped direct from mine to purchaser; and if coal shall be taken and not shipped by rail direct from mine to purchaser, the quantity thereof shall

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be ascertained by truck weights or in a manner satisfactory to Lessor. Lessee shall comply with any further reasonable rules and regulations that may be prescribed by Lessor for the correct ascertainment and report of the quantity of coal mined hereunder and the sale price received therefor; and Lessor, its officers, accountants and authorized employees shall have free access at all reasonable times to the books and records of Lessee to check the tonnage shipped and sold, the sale price of the coal and the amount received therefor for the purpose of making calculations of the amount of royalty due Lessor under the terms hereof or for other lawful purposes in connection herewith. Lessee shall keep, until three years after termination of this Lease, all books and records concerning the mining, shipping and selling of coal from the leasehold. Lessor shall have the right to verify tonnages directly with Lessee's buyers and/or the railroad company transporting the same, and Lessee does hereby expressly authorize any such parties to give Lessor such information with respect to dates, weights, qualities and prices paid as Lessor may request.

      Lessor, its agents or engineers, shall at all reasonable times have the right and privilege of entering the leased premises including tipple and cleaning plant, or other loading facility, whether on or off said leased premises, and surface overlying and adjacent to same in order to inspect, examine, survey or measure the same, or any part thereof, for the purpose of verifying the reports of Lessee as to the amount and quality of coal mined or removed, or for any other lawful purpose, and for such purposes to use freely the means of access to said leased premises and surface overlying and adjacent to same without hindrance or molestation, but in so doing Lessor shall not unreasonably interfere with the operations of Lessee; and if from any measurement it appears that Lessee has mined and removed more coal than has been accounted for on the basis of the weights furnished by Lessee, then Lessor shall notify Lessee of such discrepancy. If the difference cannot be mutually resolved then such difference shall be submitted to a qualified third party engineer

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acceptable to the parties hereto and said engineer shall have the full authority to arbitrate said difference and his decision shall be binding upon the parties hereto. Any payment due as a result of said engineer's decision shall be made on the next payment date. The cost and expense of said engineer shall be borne equally by the parties.

                                       V.

      Beginning September 1, 1996, Lessee shall pay to Lessor a minimum monthly royalty or rental under this Lease the sum of Sixty Thousand ($60,000) Dollars, or such adjusted amount pursuant to the terms of this Article, for each calendar month during the term of this lease; whether the amount of coal mined and removed during any such respective calendar month shall produce that amount of royalty or not.

      The minimum monthly royalty or rental amount shall be reduced by Five Thousand ($5,000.00) Dollars for each area covered by the Exhibits hereto which Lessee surrenders pursuant to Article III herein. Such reduction shall be effective with the first full month following such surrender.

      Provided, however, if Lessee shall fail in any such month to mine the tonnage required to pay the minimum monthly royalty or rental aforesaid by payment of tonnage or percentage royalties as hereinbefore provided, Lessee shall have the right during the next succeeding thirty-six (36) months, after the minimum monthly royalty or rental for each of said months shall have been paid, to mine and remove sufficient coal, free of royalty, to reimburse itself for the royalty or rental paid for such preceding month or months in excess of coal actually mined during said month. But such right of reimbursement shall be limited to the above prescribed recoupment period following any month of minimum deficit, and no credit shall be carried forward to any subsequent month for coal mined in excess of the minimum requirement. It is understood, however, that should the term of this Lease be extended, any recoupable royalty credit remaining at that time shall be carried

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forward into such extension. It is further understood that Lessee shall have the right to recoup the balance of recoupable minimum royalty which exists under the Prior Leases within the terms of this Lease as if the lump sum totals of the recoupable minimum royalty under the Prior Leases had been made for the month of August, 1996.

      Payment of any amount necessary to complete the minimum monthly royalty or rental for any month shall be made on or before the 20th day of the month for the preceding calendar month. Notwithstanding the provisions of any other article of this Lease, to the contrary, it is the intent of this article that Lessor be guaranteed minimum royalty or rental payments in the aforesaid amounts and nothing contained in any other article of this Lease shall be construed to alter or diminish this requirement.

                                       VI.

      Lessor agrees that Lessee shall be excused from mining the coal leased hereunder in the event its operations on the leasehold are unavoidably interrupted due to acts of God, strikes, accidents, governmental impositions or interventions, or other causes beyond the control of Lessee. Lessee shall give to Lessor written notice of such an event of force majeure and shall use all reasonable diligence in removing the cause of same and resuming its operations hereunder. Such an event of force majeure shall not excuse Lessee from paying to Lessor the minimum royalties required to be paid under Article V of this Lease, but the length of time of such event of force majeure shall be added to the applicable recoupment period(s) prescribed therein for the recoupment of recoupable royalty credit accrued prior to and during such event of force majeure. However, such extension of any recoupment period shall not affect said period for the recoupment of recoupable royalty credit accrued after the event of force majeure.

                                      VII.

      Lessee shall have the right to commingle coal mined from the leased premises with other coals, and in such event Lessee shall adopt and use after receipt of written approval of Lessor such method of ascertainment and apportionment by weights, satisfactory to Lessor, as will provide for an accurate determination of the number of tons of coal for which payment is due to Lessor. If necessary, Lessee shall adopt and use such method of ascertainment of unmerchantable material, which will be rejected in preparation, and apportionment of weights, in accordance with generally accepted practice, as will provide for an accurate determination of the number of tons of coal from the leased premises for which tonnage royalty is due to Lessor.

                                      VIII.

      Lessee shall pay full royalty at the rate herein stipulated upon all mineable and merchantable coal, whether in place or mined, which is burned lost, destroyed or injured by fire or explosion, when such loss is caused by the negligence of Lessee, its agents or employees or failure of Lessee to properly mine or store, or provide for the mining and storage of said coal by acceptable and proper methods. Any such coal lost in place shall be paid for at a Ninety (90%) percent recovery rate for strip mining of tons in place calculated on an acre basis using the basic tonnage rate and gross sales price of Lessee during the month preceding the date of the loss hereunder.

                                       IX.

      Lessee agrees to employ an experienced and competent registered mining engineer, who shall make accurate transit surveys and prepare plans and maps for mining, showing accurately and completely mine workings, coal seams being mined or to be mined, seam thickness, refuse disposal areas, extent, location, length and width of all coal pits, bench widths, edges and toes of spoil, highwalls or faces of coal, sedimentation ponds and other structures, reclamation methods after

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removal of said coal, seam elevations, drainage, electrical and haulage facilities, oil and gas wells, leasehold boundaries and property lines, railroad tracks and rights of way, improvements and other such additional information as may be required by Lessor, the Commonwealth of Kentucky or the United States. Said maps shall be prepared upon scales of one hundred (100) feet to the inch and four hundred (400) feet to the inch and upon such other scales as may at the time be required by the laws of the Commonwealth of Kentucky or the United States. All surveys and maps required hereunder shall be made using and with reference to the Kentucky State Plane Coordinate System (South Zone).

      Lessee shall thirty (30) days before the commencement of any mining operation and on or before January 20 of each calendar year furnish to Lessor a copy of its mining plan consisting of such maps of mine progress and future projections, together with all mine permit applications. Lessor shall within twenty (20) days after receipt of the plan notify Lessee in writing of Lessor's acceptance or rejection of such plan, and if any difference shall arise as to Lessee's plan which cannot be mutually resolved to both parties' satisfaction, then such plan shall be submitted to a qualified engineer mutually acceptable to the parties hereto and said engineer shall have full authority to arbitrate such differences and his decision shall be binding upon the parties hereto. Lessee shall not deviate from the approved mining plan without the written consent of Lessor except for changes which are necessary in order to comply with any governmental rules and regulations. It is expressly understood and agreed that Lessor's approval of Lessee's mining plans hereunder is for the sole purpose of insuring the maximum recovery of coal from the leasehold and not for the purpose of controlling the day-to-day operations of Lessee, and neither Lessor's approval of mining plans that are submitted by Lessee from time to time nor the termination of this Lease shall release Lessee from liability for failure to comply with this Lease.

      Lessee shall update and post the above specified mine maps quarterly and at such other times as may be requested by Lessor and shall furnish a copy of same to Lessor on or before the 20th day of January, April, July and October of each year (and at such times as may reasonably be requested by Lessor) for the quarterly period ending on the last day of the calendar month immediately preceding said months.

      Lessee shall also prepare on a yearly basis a mining map to the scale of one hundred (100) feet to the inch, and shall furnish to Lessor on or before the 25th day of January of each year subsequent to the date of execution of this Lease, and at such other times as may be fixed by law or required for tax assessments, three (3) copies of the said 100' scale mining map and a statement numerically describing the acreage of the seam(s) of coal mined, abandoned, lost and remaining as of the first day of January of said year.

      Furthermore, Lessee agrees to make available to Lessor the results of all core drillings by furnishing a copy of the logs, reports and other data made from each hole so drilled on said leasehold during the term of this Lease, together with analytical data on the seam(s), when requested by Lessor.

      All maps and information to be provided pursuant to this Article shall be forwarded to Lessor at P.O. Box 1267, Hazard, Kentucky, 41702.

                                       X.

      Lessee covenants and agrees to so locate all dumps, overburden and spoil banks and to so dispose of all refuse and waste material as to avoid slides or slipping or falling of same into or across any roadway or into any stream of water and so as to prevent the formation of any water holes, ponds or other dammed up bodies of water; it being understood and agreed that Lessee assumes all liability for any damage caused to adjacent landowners and riparian owners by reason

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of the disposal of the said refuse, waste material or overburden, or the location thereof, or the sliding, falling, washing down or slipping thereof.

      Lessee shall so conduct its operations hereunder as not to violate any rights of lateral or subjacent support belonging to any owner or Lessee of the surface of any of the lands herein described, or pertaining to any other interest or estate therein; and, if there shall arise any question of damage to the surface lands herein described which may not be owned by Lessor, including, without limitation, damage to any gas, electric or other utility lines, wells and underground water courses, Lessee shall assume, as between Lessee and Lessor, all responsibility therefor without claim upon Lessor, except to Lessor's assistance and support in the proper defense of all mining rights and privileges covered by Lessor's deeds or other title papers, Lessee bearing all cost and expense relative thereto.

                                       XI.

      Notwithstanding the provisions in Article I hereof, but where Lessor has the right, and only so far as it has the right so to do, Lessor grants unto Lessee the right to transport onto, over, or through the leased premises or ship onto or therefrom coal mined from lands other than those owned or controlled by Lessor. For such right, Lessee shall pay to Lessor for each and every ton of 2,000 pounds of such coal a wheelage fee of ten ($.10) cents or Four-Tenths Percent (.4%) of the gross sales price, whichever is greater. Lessee shall account to Lessor and pay such wheelage fees at the same times and in the same manner as provided for in this Lease for royalty payments, it being understood and agreed that wheelage payments shall not be applied towards satisfaction of the minimum monthly royalty requirements set forth in Article V herein.

                                      XII.

      Lessee agrees to observe and perform all conditions limitations and covenants with reference to the mining of said coal contained in any of the instruments under which Lessor holds title, and to save Lessor harmless from the breach of any such limitations or covenants. Lessee hereby covenants and agrees that it shall indemnify and save harmless Lessor from and against all claims, demands and law suits seeking to impose liability upon Lessor for any damages resulting from injuries to persons (including occupational diseases) or property arising out of the operations of Lessee under this Lease, including in such indemnification, without limitations, all damages recovered and all court costs, counsel fees and other expenses so arising. Lessee further agrees that it shall indemnify and save harmless Lessor from and against all claims and liens for labor, materials, supplies and equipment used in the performance of the work under this Lease. The indemnification provided for herein shall survive the expiration or termination of this Lease.

                                      XIII.

      Lessee shall comply with all state and federal laws governing the removal of coal by the mining methods herein provided for and shall pay any business, occupation, black lung or severance tax (whether assessed as a tax upon minerals under development or as a severance tax upon the sale of coal mined and removed) which may be required in connection with the mining of any coal from the leased premises, or any State or Federal tax or fee which may be imposed for reclamation purposes or in connection with the mining methods herein provided for, and any state or federal transportation tax and any other tax which may be assessed against any property, equipment or improvements which it may at any time have upon the leased premises or in connection with its performance of this Lease, including payment of all property taxes and unmined mineral taxes. If such taxes or assessments are paid by Lessor, Lessee agrees to promptly repay Lessor the amount thereof.

      Lessee shall also pay any fines, penalties, damages imposed by any present or future state or federal statutes, laws, ordinances, or regulations, including, but not limited to, the Federal Coal Mine Health and Safety Act of 1969, as amended by the Black Lung Benefits Act of 1972, the

Federal Mine Safety and Health Act of 1977, the Black Lung Benefits Act of 1977, the Black Lung Benefits Reform Act of 1977, and the Black Lung Benefits Amendments of 1981, and the Surface Mining Control and Reclamation Act of 1977, as now or hereafter amended, and all rules and regulations adopted pursuant thereto, and shall indemnify and hold harmless Lessor for and against any consequence and all monetary losses, including counsel fees and court costs, due to Lessee's failure to abide by any of said statutes, laws, ordinances and regulations.

      Lessee acknowledges that it is, and shall be deemed to be, the operator of any coal mine for the mining of coal from the leased premises and of all related activities engaged in by Lessee or persons under contract with Lessee pursuant to the terms of this Lease with respect to any claim for Black Lung Benefits filed by or on account of its employees or former employees.

                                      XIV.

      Before beginning its mining operations, Lessee shall give to the Commonwealth of Kentucky or the United States the bonds and pay the fees required by statute and shall obtain from the appropriate governmental authority, whether state or federal, such permit or permits as are required by law for carrying on the business of mining. Upon the completion of any mining operations, the Lessee shall promptly comply with the specifications and requirements of the laws of the Commonwealth of Kentucky or the United States relating to mining and the conditions of any permits as may be imposed by the governmental body issuing same.

                                       XV.

      Without limiting the indemnification set forth in Article XII and Lessee's obligation under this Lease, as a condition precedent to the commencement of operations hereunder, Lessee shall take out with an insurance company acceptable to Lessor and pay all premiums on, and keep in force during the entire term of this Lease, public liability insurance in an amount not less than One Million ($1,000,000) Dollars for any one person, Two Million ($2,000,000) Dollars for any one accident, and One Million ($1,000,000) Dollars property damage for any one accident, and shall deliver a certificate of insurance to Lessor evidencing such coverage. This coverage shall also include any trucks or other equipment hired, rented or leased by Lessee in its operations and all such coverage shall name Lessor as an additional insured. Lessee agrees to comply with Federal and Kentucky laws pertaining to Workmen's Compensation insurance coverage and Black Lung payments and coverage.

      If at any time such insurance shall cease to be in force and effect, then Lessee shall suspend and Lessor may stop all operations of Lessee hereunder until such insurance is reinstated.

                                      XVI.

      A. In any of the following events, that is to say:

            (1) Lessee shall fail for a period of ten days after written demand therefor to pay any installment of rent or royalty after the same becomes due and payable; or

            (2) Lessee shall abandon the leased premises; or

            (3) Lessee shall fail to

                  (a) provide the plan of development or other maps or information called for under this Lease to Lessor;

                  (b) diligently commence and continue its operations as required in Article II hereof;

                  (c) provide worker's compensation coverage, black lung coverage, and insurance as required in Article XV hereof;

                  (d) pay taxes as provided in Article XIII hereof; or

                  (e) keep and perform any of the other terms, conditions, covenants and agreements of this Lease to be kept and performed;

and if any such failure shall continue, or if Lessee fails to undertake to remedy the condition produced by such failure for a period of thirty (30) days after Lessor shall have given written notice of such default to Lessee; or

            (4) Lessee be adjudicated a bankrupt or discharged by any court as an insolvent debtor, or if any receiver or assignee or other person or persons be appointed by an court to take charge of the leased premises or the property of Lessee, or the mines and equipment upon the same; then in any such event this Lease and the leasehold estate hereby created, and all rights of Lessee hereunder, shall at the option of Lessor (except for an event specified in subparagraph (4) immediately above, which event shall cause a forfeiture and termination ipso facto), become forfeited and cease and determine, and Lessor shall have the right to reenter the leased premises and to exclude Lessee therefrom, and to hold the leased premises and all improvements thereon free of any claims of Lessee, anything herein contained to the contrary notwithstanding.

      B. Upon the declaration of forfeiture, all estate, rights and privileges of Lessee hereunder shall cease and determine, and Lessor may thereupon or at any time thereafter, without further notice, demand or action by it or any of its agents, reenter and take possession of the leased premises, or any part thereof in the name of the whole, to the extent and with like effect as though this Lease had never been made, and Lessor in making said reentry and taking possession of said property shall have the right to do so without legal action, or without notice or process, as may be required by the laws of the Commonwealth of Kentucky, as amended. In case Lessor exercises the right herein provided to declare this Lease forfeited, it shall not be liable to Lessee for any injury or damage by reason thereof, and Lessee hereby expressly waives and releases any and every claim for any such injury or damage.

      C. All provisions herein contained for the collection of rents, royalties or other payments, or concerning the remedy of Lessor in case of breach by Lessee of any condition, covenant or agreement herein contained, shall be deemed to be cumulative and not exclusive, and shall not deprive Lessor of any of its other legal or equitable remedies which may now or hereafter be provided under the laws of the Commonwealth of Kentucky. Upon any such default by Lessee and so long as the same shall continue, Lessee agrees that it will not remove or permit to be taken away from the leased premises any personal property, mining machinery or equipment of any kind or description situate in or upon the leased premises, all of which shall remain subject to the lien herein reserved by Lessor. In the event of any sale hereunder for any cause whatsoever, Lessor shall have the right to require that this Lease and the leasehold estate hereby created and all improvements and property of Lessee upon the leased premises shall be sold together, as a whole.

      D. No delay or omission of Lessor to exercise any right, remedy or lien accruing upon any default or forfeiture hereunder, or otherwise available to it, shall impair, prejudice or waive any such right, remedy or lien, but every such right, remedy and lien may be exercised by Lessor on account of any subsequent breach in the same manner and to the same extent as if such delay or omission had not occurred.

                                      XVII.

      Lessor warrants specially the title to the property rights and privileges hereby leased unto Lessee. Provided, however, if the title to any of the coal the right to mine and remove which is hereby leased, shall be defeated by the holder of an outstanding superior title, by reason of which any of said coal is lost to Lessee, and the same is so adjudged by a court of last resort, then and in that event no royalty shall be paid to Lessor by Lessee on account of the coal so lost. If royalty has been paid to Lessor on the coal so lost Lessor shall repay such amounts, without interest. In the event the coal so lost is purchased by Lessor, the same shall become forthwith a part of the leasehold as though included herein by perfect title in the first instance.

      All suits against Lessor affecting the title to the property covered hereby and all suits against Lessee affecting the same, when Lessor is notified thereof by Lessee, shall be defended by, and at the exclusive cost of Lessor, but Lessee may on its own account and at its own expense have associate counsel in any and all litigation.

      Notwithstanding any other provision of this article, until such time as suit is actually instituted affecting the title to any property covered under this Lease, it shall be Lessee's sole responsibility to protect the property covered hereunder from any trespass of any nature and to take such action and to conduct all such proceedings as may be necessary to that end. Lessee agrees and understands that Lessor shall hold Lessee solely responsible for royalties on all coal mined or removed from this leasehold.

                                     XVIII.

      Lessee shall not assign or transfer this Lease nor subcontract or sublease the premises hereby leased without the written consent of Lessor first had and obtained, it being understood by the parties hereto that Lessor is under no obligation to grant such consent. If such consent be granted, it shall not be construed to be a waiver of the foregoing covenant as to any future assignment, transfer, sublease or subcontract, and each successive assignment, transfer, sublease or subcontract shall so stipulate. Any assignment, transfer, sublease or subcontract either voluntarily or involuntarily, in violation of this article, shall cause an immediate forfeiture hereof, and the rights and interests of Lessee shall forthwith cease and determine. If Lessee is a corporation, then the sale of 50 percent or more of the capital stock in said corporation shall be deemed an assignment and the stockholders of the corporation shall execute a covenant to that effect. All of the terms, conditions, covenants, stipulations and agreements to be performed by the parties hereto shall be binding upon their successors and assigns and shall inure to the benefit of the other of said parties and its successors and assigns.

                                      XIX.

      Lessee agrees that at any termination of this Lease Agreement other than by forfeiture, and provided Lessee is not in default hereunder, all or any part of the improvements, not including permanent buildings and such other supports and structures as are necessary for the preservation of the mine or maintenance of embankments made and placed by Lessee on the leased premises, shall, if requested by Lessor, be valued by three (3) disinterested persons, one to be chosen by Lessor, one by Lessee, and these two shall choose a third, and the three thus chosen, or a majority of them, shall value the said improvements and Lessor may, in case of such appraisal, purchase said improvements at such valuation within thirty (30) days after notice of such valuation. If Lessor shall not request such appraisal and valuation, or in the event of such appraisal and valuation Lessor fails to purchase same, then Lessee shall have the privilege of removing such of said improvements, not including permanent buildings and such other supports and structures as are necessary for the preservation of the mine or maintenance of embankments which shall be and remain a part of the realty, as may be removed from said lands within six (6) months from the expiration of this Lease Agreement. Upon the termination of the said Lease, the permanent buildings, as well as other improvements that are not removed within the six (6) months' period, shall become the property of Lessor at no cost to it.

                                       XX.

      The giving of any notice, or the making of any demand on Lessee, under the provisions hereof, shall be sufficient if in writing, addressed to Lessee at 1021 Tori Drive, Hazard, Kentucky 41701, and forwarded by registered or certified mail (return receipt requested) and like notice upon Lessor shall be in writing addressed to Lessor at P.O. Box 1871, Roanoke, Virginia 24008.

                                      XXI.

      Anything herein to the contrary notwithstanding, it is the intention of the parties hereto that Lessee shall be an independent operator with regard to any and all acts and operations performed and conducted by it under and pursuant to the terms hereof. Lessor shall have no right of supervision or control over said acts and operations of Lessee, the right of inspection and survey herein reserved being solely for the purpose of assuring Lessor that the royalties paid hereunder accurately reflect the quantity of coal mined and removed from the leased premises and that Lessee is conducting its mining operations in conformity with its covenants hereinabove set forth. Upon execution of this Lease the Prior Leases shall be null and void and the obligations and covenants of each party relative to the leased premises shall be governed by the terms of this Lease.

                                      XXII.

      This Lease shall be interpreted in accordance with the laws of the Commonwealth of Kentucky and no presumption shall be deemed to arise in favor of or against either party hereof as a result of the negotiation and/or preparation of the same; and no inference or covenant shall be implied against either party hereto, the full contractual obligations and covenants of each party being herein fully and expressly set forth. Upon execution of this Lease, the Prior Leases shall be terminated and the obligations and covenants of each party relative to the leased premises shall be governed by the terms of this Lease. Provided, however, such termination of the Prior Leases shall in no way negate Lessee's obligation to indemnify Lessor for liabilities arising out of operations under the Prior Leases up to the date of such termination.

                                     XXIII.

      Lessor and Lessee agree that upon the request of either party it will execute a Memorandum of Lease suitable for recording and likewise upon termination of this Lease a Memorandum of Release.

                                      XXIV.

      This Lease shall not be amended, modified or changed in any manner except by written agreement between the parties hereto.

      WITNESS the following signatures and seals, all as of the day and year first above written.

                                        ANR COAL COMPANY, LLC

                                        By: /s/ Barry L. Ketron
                                            -------------------------

                                        Its: Vice President

ATTEST:

By: /s/ William S. Hudgins, Jr.
    ----------------------------
        Assistant Secretary

                                        LESLIE RESOURCES, INC.

                                        By: /s/  Greg Wells
                                            -------------------------

                                        Its:  President

ATTEST:

By : ___________________________

Its: ___________________________

STATE OF VIRGINIA

CITY OF ROANOKE, to-wit:

      I, Donna F. Adams, a Notary Public of said city do hereby certify that Bobby L. Ketron, Vice President, and William S. Hudgins, Jr., Assistant Secretary, who signed the writing above, bearing date the 23rd of December, 1997, for ANR Coal Company, LLC a Delaware limited liability company, have this day in said city, before me, acknowledged the said writing to be the act and deed of said organization.

      Given under my hand and notarial seal this 23rd day of December, 1997.

      My commission expires August 31, 2001.

                                /s/ Donna F. Adams
                                -------------------------
                                Notary Public

STATE OF VIRGINIA

CITY OF PERRY, to-wit:

      I, Karl W. Baker, a Notary Public of said city do hereby certify that Greg Wells, President, and ___________, ___________, who signed the writing above, bearing date the ____ day of _________, 1997, for Leslie Resources, Inc., a Kentucky corporation, have this day in said county, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and notarial seal this 26th day of November, 1997.

      My commission expires 11-10-2000.

                                /s/ Karl Baker
                                -------------------------
                                Notary Public

                     ASSIGNMENT OF REAL PROPERTY AGREEMENTS

      This Assignment of Real Property Agreements (this "Agreement"), dated as of September 30, 2004, is among ICG HAZARD LAND, LLC, a Delaware limited liability company, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Buyer"), and LESLIE RESOURCES, INC., a Kentucky corporation, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Seller").

                                    RECITALS

      A. This Agreement is being entered into to effect the transactions contemplated by the Asset Purchase Agreement, dated May 13, 2004 as amended and restated on June 2, 2004 (as the same may be hereafter amended or supplemented, the "Purchase Agreement"), between the Buyer and Horizon Natural Resources Company ("Parent") and certain of its subsidiaries (collectively, the "Sellers"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

      B. The Seller is one of the Sellers, and is a party to the real property agreements set forth on Schedule A hereto, which pertain to real property located in Perry County, Kentucky (the "Real Property Agreements").

      C. The Seller desires to assign to the Buyer, and the Buyer desires to assume, all of the Seller's right, title and interest in and to the Real Property Agreements, pursuant to the terms of the Purchase Agreement.

      D. The assignment of the Real Property Agreements covered hereby has been approved by Order Pursuant to 11 U.S.C. Sections 105(A), 362, 363, 365, 1123 and 1146(C) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014: (A) Approving Asset Purchase Agreements, (B) Authorizing Sale of Substantially All Assets Free and Clear of All Liens, Claims, Interests and Other Encumbrances, and (C) Authorizing Assumption and Assignment of Certain Agreements, entered on September 16, 2004, by the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Division, in the Chapter 11 proceeding styled In
Re: Horizon Natural Resources Company, et al. (including Seller) (the "Sale Order," a copy of which is attached hereto and made a part hereof as Exhibit 1), such proceedings being jointly administered under Case No. 02-14261. Pursuant to the Sale Order and Section 1146 of the U.S. Bankruptcy Code, the execution and delivery of this instrument shall not be taxed under any law imposing a transfer tax, stamp tax or similar tax.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Assignment. The Seller hereby grants, assigns, transfers, conveys, delivers and sets over unto the Buyer all of its right, title, interest, duties and obligations in, to and under the Real Property Agreements.

      2. Assumption. The Buyer hereby assumes all of the Seller's right, title, interest, duties and obligations in, to and under the Real Property Agreements and agrees to be bound by all of the terms and conditions of the Real Property Agreements and to pay, perform and discharge when due, all duties and obligations of the Seller under the Real Property Agreements, in each case, however, only to the extent such obligations are Assumed Liabilities.

      3. Conflict. This Agreement is subject to all the terms and conditions of the Purchase Agreement and Sale Order. No provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement or the Sale Order. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement and the Sale Order, the terms and conditions of the Purchase Agreement and the Sale Order shall control.

      4. Governing Law. Except to the extent inconsistent with the United States Bankruptcy Code, this Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to or application of its conflict of laws rules. The parties to this Agreement agree that the Bankruptcy Court shall have exclusive jurisdiction, and the parties hereby submit to such jurisdiction, of any dispute arising under or related to this Agreement.

      5. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages) and all such counterparts taken together shall constitute one and the same Agreement.

      6. Severability. If any provision of this Agreement or its application is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

      7. Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements.

      8. Headings. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision in it.

      9. No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

      10. Successors and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11. Further Assurances. Each party hereto agrees, upon the reasonable request of the other party hereto, to make, execute and deliver any and all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper (without the expenditure of funds) to effectuate, confirm, perform or carry out the terms or provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement as of the date first set forth above.

BUYER:                                 ICG HAZARD LAND, LLC

                                       By:    /s/ William D. Campbell
                                         ---------------------------------------
                                       Name:  William D. Campbell

                                       Title:  VP, Secretary & Treasurer


SELLER:                                LESLIE RESOURCES, INC.

                                       By:    /s/ Daniel L. Stickler
                                         ---------------------------------------
                                       Name:  Daniel L. Stickler

                                       Title: Secretary

STATE OF KENTUCKY

COUNTY OF GREENUP

      The foregoing Assignment of Real Property Agreements was acknowledged before me on January 4, 2005, by William D. Campbell, as VP, Secretary & Treasurer of ICG Hazard Land, LLC, a Delaware limited liability company, for and on behalf of company.

                                        /s/ Pamela Arnold
                                        -----------------------------------
                                        Notary Public, State at Large
                                        My Commission Expires July 29, 2005

STATE OF WEST VIRGINIA

COUNTY OF KANAWAHA

      The foregoing Assignment of Real Property Agreements was acknowledged before me on December 28, 2004, by D. Stickler, as Secretary of Leslie Resources, Inc., a Kentucky corporation, for and on behalf of the company.

                                        /s/ Jeannie Hampton
                                        ----------------------------------------
                                        Notary Public, State at Large
                                        My Commission Expires: September 9, 2007

THIS INSTRUMENT PREPARED BY:

/s/ Warren J. Hoffman
------------------------------
Warren J. Hoffmann, Esq.
Frost Brown Todd LLC
250 West Main Street
Suite 2700
Lexington, Kentucky 40507-1749
(859) 231-0000

                                   SCHEDULE A

      The real property agreements being assigned or otherwise transferred by this instrument are those leases or instruments described in this Schedule A and being recorded at the indicated book/volume and page numbers identified in the charts in this Schedule A.

                                                                  ICG-HZLAND-A-4

                                   SCHEDULE A

CONTRACT #  CONTRACT TYPE  LESSEE           LESSOR              CTY   ST  CONTRACT DATE  BOOK     PAGE          DOC
----------  -------------  ---------------  -----------------  -----  --  -------------  ----  ----------  -------------
  100037      Fee Lease    Leslie           Cstl Llc           Perry  KY   12/23/1997     49   572 (Perry   Leslie Co.
                           Resources, Inc.                                                        Co.)       10/04/00
                           (017)                                                                           Lb-59, Pg 64.

  100025    Surface Lease  Leslie           Mountain           Perry  KY   06/03/1997     51       598
                           Resources, Inc.  Properties, Inc.
                           (017)            (J-5)

STATE OF KENTUCKY

COUNTY OF PERRY

      I, Haven King, Clerk of the State and County aforesaid do certify that the foregoing instrument was lodged for record in my office and it the foregoing and this my certificate have been duly recorded in my office in Mtg. Book No. 237 page 113.

      Witness my hand this 20 day of January 2005.

                                                               Haven King, Clerk
                                                                    Perry County

                                                    By:  /s/ Karen Fields  D.C.
                                                         ----------------